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                                          EXHIBIT 11.1
                                      NEWMARK HOMES CORP.
                            COMPUTATION OF EARNINGS PER COMMON SHARE

                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                1996         1997        1998
                                                            -----------  ----------  -----------

PRIMARY EARNINGS:
 Net income                                                 $     6,332  $    6,655  $   12,795
 Effect of dilutive securities - 1998 Tandem Stock Option
 Plan                                                                 0           0           0
                                                            -----------  ----------  -----------
  Net income applicable to common stock                     $     6,332  $    6,655  $    12,795
                                                            ===========  ==========  ===========

  Shares
  Weighted average number of common shares outstanding      $ 9,200,000  $9,200,000  $11,035,342
                                                            -----------  ----------  -----------
  Effect of dilutive securities - 1998 Tandem Stock Option
 Plan                                                                 0           0            0
                                                            -----------  ----------  -----------
 Weighted average number of common shares outstanding
 as adjusted                                                $ 9,200,000  $9,200,000  $11,035,342
                                                            ===========  ==========  ===========

  Primary earnings per common share:
  Net income                                                $      0.69  $     0.72  $      1.16
                                                            ===========  ==========  ===========

FULLY DILUTED EARNINGS:
 Net income                                                 $     6,332  $    6,655  $    12,795
 Effect of dilutive securities - 1998 Tandem Stock Option
 Plan                                                                 0           0            0
                                                            -----------  ----------  -----------
 Net income applicable to common stock                      $     6,332  $    6,655  $    12,795
                                                            ===========  ==========  ===========

 Shares
 Weighted average number of common shares outstanding       $ 9,200,000  $9,200,000   11,035,342
                                                            -----------  ----------  -----------
 Effect of dilutive securities - 1998 Tandem Stock Option
 Plan                                                                 0           0            0
                                                            -----------  ----------  -----------
 Weighted average number of common shares outstanding as
 adjusted                                                   $ 9,200,000  $9,200,000   11,035,342
                                                            ===========  ==========  ===========

 Fully diluted earnings per common share:
 Net income                                                 $      0.69  $     0.72         1.16
                                                            ===========  ==========  ===========
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